Exhibit No. 10.2

FREESTANDING

STOCK APPRECIATION RIGHT AGREEMENT

(Settled in Cash)

(Date) No. of Shares: __,000 Grant Price per Share: $ Date of Grant: _______________ Expiration Date: _____________ Serial Number: ______

PERSONAL AND CONFIDENTIAL:

(Name and Address)

Dear (Salutation):

We are pleased to inform you that, as a Director of United Retail Group, Inc. (herein called the “Company”), you have been granted a stock appreciation right (herein called a “right”) under the Company’s 2006 Equity-Based Compensation and Performance Incentive Plan (herein called the “Plan”). The right gives you the opportunity to receive payment equal to the amount by which the market value, at the time of exercise of the right, of all shares in respect of which the right is exercised exceeds the grant price set forth above multiplied by the number of shares in respect of which the right is exercised, subject to your acceptance of the award as provided in Section 1 below and the terms and conditions that follow in this letter agreement or are contained in the Plan. The date of the grant evidenced by this letter agreement (herein called the date of grant) and the date the right expires are set forth above. A copy of the Plan and a Notice of Exercise of Right form are enclosed. The terms and conditions of the right, including non-standard provisions permitted by the Plan, are set forth below, provided, however, that in the event of any inconsistency between the provisions of this letter agreement and the Plan, the provisions of the Plan shall prevail.

1.          Acceptance of Right. The right cannot be exercised unless you sign your name in the space provided on the enclosed copies of this letter agreement and cause one signed copy to be delivered to the Secretary of the Company, 365 West Passaic Street, Rochelle Park, New Jersey, 07662, before 4:30 p.m. Eastern time on the 30th day after the date of grant. If the Secretary does not receive your properly executed copy of this letter agreement before 4:30 p.m. Eastern time on the 30th day after the date of grant, then, anything in this letter agreement to the contrary notwithstanding, the right will be void ab initio and of no effect. (Your signing and delivering a copy of this letter agreement will evidence your acceptance of the right upon the terms and conditions herein stated.)

2.	Exercise.

(a)    Subject to the provisions of this Section 2 and of Sections 4 and 7, the right shall be exercisable as to 25% of the number of shares set forth above on the completion of the first full year after the date of grant and as to an additional 25% of the number of shares on the completion of each of the next three years. Except as otherwise provided in Section 4, the right shall lapse on the seventh anniversary of the date of grant.

(b)    The right shall not become exercisable unless you shall have remained continuously in service of the Company for at least one year beginning with the date of grant, except as provided in Sections 4 and 7.

3.      Transferability of Right. The right shall not be transferable by you otherwise than (i) by will, (ii) by the laws of descent and distribution, (iii) pursuant to a domestic relations order or (iv) by gift to a family member. During your lifetime the right shall be exercisable only by you or your permitted transferee. Any transferred option shall continue to be subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 5 and shall be reported in writing promptly to the Treasury Desk at the Home Office.

4.      Death or Disability. Section 2 to the contrary notwithstanding, if your service with the Company terminates by reason of your death or disability (as defined in the Plan), the right will become immediately exercisable in full and non-forfeitable and shall continue to be exercisable for a period of one year from the date of termination.

5.      Other Termination of Service. If your service with the Company terminates otherwise than by reason of your death or disability, the right shall be exercisable only with respect to the number of shares for which it was exercisable on the date of termination of service and shall terminate and cease to be exercisable three months after termination.

6.	Adjustments in Right.

(a)    The existence of this letter agreement and the right shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business.

(b)    In the event of any change in or affecting the outstanding shares by reason of a stock dividend or split, merger or consolidation (whether or not the Company is the surviving corporation), recapitalization, spin-off, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, this letter agreement and the right and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, (i) changes in the number and kind of shares set forth above, (ii) changes in the grant price per share, and (iii) accelerating the vesting of the right. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

7.      Change in Control. In the event the right remains outstanding when a change in control of the Company occurs, the right shall automatically become fully exercisable and non-forfeitable, Sections 2 and 5 to the contrary notwithstanding.

8.	Notice of Exercise.

(a)   Subject to the terms and conditions of this letter agreement, the right may be exercised, in whole at any time or in part from time to time, during the period permitted by the terms of this letter agreement. Rights are exercised by delivering a signed Notice of Exercise of Right form to the Treasury Desk at the Home Office (a fax received there qualifies as delivery). Delivery of a signed form constitutes your legally binding irrevocable exercise of rights, as indicated on the form. In the case of any such delivery by facsimile transmission, the original Notice of Exercise of Right form shall be promptly forwarded by you by hand or mail to the Treasury Desk, but delivery thereof to the Treasury Desk shall not be a condition to exercise of the right and the receipt of the facsimile transmission by the Treasury Desk shall be sufficient therefor. If a properly executed Notice of Exercise of Right form is not received by the Treasury Desk of the Company by the applicable expiration date specified in Sections 2(a), 4 or 5, such notice will be deemed void and of no effect. If notice of exercise of the right is given by a person other than you, the Company may require as a condition to exercise of the right the submission to the Company of appropriate proof of the right of such person to exercise the right.

(b)     To the extent that the right shall have become exercisable and shall not have been exercised or cancelled or, by reason of any termination of service, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise other than notice of exercise are satisfied and the right shall then have value.

9.           Tax Matters. Upon exercise of a right by a Director, Federal income tax (and state and local income tax, if applicable) may be incurred in respect of income realized. Before exercising the right, you should consult your tax accountant about tax consequences.

10.	Short-Swing Trading.

A Director who exercises a right must report the disposition of the right on a Form 4 Statement of Changes in Beneficial Ownership filed within two trading days with the EDGAR database of the Securities and Exchange Commission. (The General Counsel of the Company will draft the Form 4 on request but the filing is the personal responsibility of the optionholder.)

11.	Making Disparaging Statements.

Neither you nor the Company shall ever make or authorize any public statement disparaging the other party, provided, however, that neither party shall be restricted in responding to any legal process.

12.	Time of Essence.

Time is of the essence of the provisions of this letter agreement with respect to delivering notices and making payments. There is no grace period.

13.	Successors.

This letter agreement is binding on your heirs and personal representatives and permitted transferees and on the successors of the Company.

14.	Counterparts.

This letter agreement may be executed in duplicate counterparts, each of which shall be deemed to be an original.

Very truly yours, UNITED RETAIL GROUP, INC.
By
Chief Executive Officer

I hereby agree to the terms and conditions set forth above and acknowledge that I have received and read a copy of the United Retail Group, Inc. 2006 Equity-Based Compensation and Performance Incentive Plan.

_________________________________
(please sign your name)	(date stamp of Company Secretary)